EXHIBIT 12.1



                       AKI HOLDING CORP. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                         Holding                                     Predecessor
                                   ------------------------------------------------------    ---------------------------
                                                                             December 16,    July 1, 1997    Fiscal year
                                                                             1997 through      through          ended
                                        Fiscal year ended June 30,             June 30,      December 15,     June 30,
                                   2001            2000           1999           1998            1997           1997
                                   ----            ----           ----           ----            ----           ----
Income (loss) before
  income taxes and
  extraordinary item            $   2,942      $    (850)     $   (5,456)      $  (7,545)     $   3,234      $   7,117
Add:
Interest on all indebtedness
  which includes amortization
  of deferred financing costs      16,911         17,401          16,740          11,327          2,646          6,203
                                ---------      ---------      ----------       ---------      ---------      ---------

Earnings available for fixed
  charges                          19,853         16,551          11,284           3,782          5,880         13,320
Fixed charges                      16,911         17,401          16,740          11,327          2,646          6,203
                                ---------      ---------       ---------       ---------      ---------      ---------

Ratio of earnings to
  fixed charges                      1.2x            ---             ---            ---            2.2x           2.1x



Earnings were not sufficient to cover fixed charges by $851, $5,456, and $7,545 for the years ended June 30, 2000 and 1999 and the period from December 16, 1997 to June 30, 1998, respectively.